Exhibit 10.5

[●], 2021

Gentlemen:

Lakeshore Acquisition I Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering to be lead-managed by Craig-Hallum Capital Group and Roth Capital Partners (“IPO”). The Corporation currently anticipates selling units in the IPO (“Public Units”), each comprised of one ordinary share, par value $0.0001, of the Corporation (“Ordinary Share(s)”) and three-quarters of one warrant, each whole warrant to purchase one Ordinary Share.

The undersigned hereby commits to purchase an aggregate of 250,000 units (or up to 268,750 units if the underwriters’ over-allotment option is exercised in full) (“Private Units”) at $10.00 per Private Unit, for an aggregate purchase price of $2,500,000 (or up to $2,687,500 if the underwriters’ over-allotment option is exercised in full) (the “Purchase Price”). The Private Units contain one Ordinary Share (“Private Share(s)”) and three-quarters of one warrant, each whole warrant to purchase one Ordinary Share (“Private Warrant(s)”). The Private Units will be identical to the Public Units except as described in the Corporation’s Registration Statement on Form S-1 (File No. 333-255174) filed in connection with the IPO (“Registration Statement”). At least 24 hours prior to the effective date (“Effective Date”) of the Registration Statement, the undersigned will cause the Purchase Price to be delivered to Loeb & Loeb LLP, counsel for the Corporation (“Counsel”), by wire transfer as set forth in the instructions attached as Exhibit A hereto to hold in a non-interest bearing account until the Corporation consummates the IPO. The undersigned agrees that if the size of the IPO is increased or decreased for any reason, the amount of the undersigned’s investment will be either increased or decreased, as applicable, so that the undersigned’s percentage of the aggregate investment in Private Units made by the undersigned and other investors of the Corporation remains the same. If the size of the offering is increased, the undersigned agrees that it will deliver the purchase price for such additional Private Units to Counsel as set forth above or as promptly as is reasonably practicable following the increase if it is on the Effective Date. If the size of the offering is decreased, the unused portion of the Purchase Price shall be returned to the undersigned.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, Counsel shall deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Registration Statement. If the Corporation does not complete the IPO within thirty (30) days from the Effective Date, the Purchase Price (without interest or deduction) will be returned to the undersigned.

Each of the Corporation and the undersigned acknowledges and agrees that Counsel is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and Counsel’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Private Units as described above. Counsel shall not be liable to the Corporation or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Counsel has acted in a manner constituting gross negligence or willful misconduct. The Corporation shall indemnify Counsel against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Counsel may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Private Units will be identical to the Public Units, except that:

●	the Private Units (including the Private Warrants and the Private Shares) will not be transferable by the undersigned until 30 days after the completion of a Business Combination (subject to certain exceptions as described in the Registration Statement and set forth in the warrant agreement governing the Private Warrants);

●	the Private Units (including the Private Warrants and the Private Shares) will be subject to customary registration rights, pursuant to a registration rights agreement on terms agreed upon by the Corporation and the underwriters to be filed as an exhibit to the Registration Statement; and

●	the Private Units (including the Private Warrants and the Private Shares) will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in order to consummate the IPO, which terms or restrictions will be described in the Registration Statement.

The undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter and (ii) a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	it has been advised that the Private Units, the Private Shares and the Private Warrants have not been registered under the Securities Act;

(b)	it is acquiring the Private Units (and the underlying securities) for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units in violation of the Securities Act;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes a legal, valid and binding obligation, and is enforceable against it.

[signatures follow]

Very truly yours,

[*]

By:
Name:
Title:

Accepted and Agreed:

LAKESHORE ACQUISITION I CORP.

By:
Name: Bill Chen
Title: Chief Executive Officer

[Signature Page to Subscription Agreement]

Exhibit A

Wire Instructions